UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2016

Date of report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300

La Jolla, California  92037

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2016, PICO Holdings, Inc., a California corporation (the “Company”), entered into an agreement (the “Agreement”) with Central Square Management LLC, Central Square Capital LP, Central Square Capital Master LP, Central Square GP LLC, Central Square GP II LLC, and Kelly Cardwell (collectively, the “Investor Group”) regarding the membership and composition of the Board of Directors of the Company (the “Board”).

Pursuant to the Agreement, the Company agreed to (i) increase the size of the Board from seven (7) to nine (9) members, effective March 18, 2016; (ii) appoint Andrew F. Cates as a director of the Company in Class III with a term expiring at the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) and nominate Mr. Cates for reelection at the 2017 Annual Meeting; (iii) appoint Daniel B. Silvers as a director of the Company in Class I with a term expiring at the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”); (iv) appoint Mr. Cates to the Audit Committee, the Corporate Governance and Nominating Committee and the Strategy Committee and Mr. Silvers to the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee; (v) cause the Board to decrease the size of its membership by one, which such reduction being made to Class II, the class of directors that has its term expiring at the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) such that only eight (8) directors are serving on the Board upon the conclusion of the 2016 Annual Meeting; and (vi) reimburse the Investor Group for reasonable legal fees and expenses as actually and reasonably incurred in connection with the negotiation and execution of the Agreement in an amount not to exceed $100,000.

Under the terms of the Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its common stock, par value $0.001 per share (the “Common Stock”) for the duration of the Standstill Period which is defined in the Agreement as the period commencing on the date of the Agreement and ending at 11:59 p.m., Pacific Time, on the date that is the earlier of (x) ten (10) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2018 Annual Meeting (as set forth in the advance notice provisions of the Company’s Bylaws) and (y) one hundred (100) calendar days prior to the first anniversary of the 2017 Annual Meeting.

Pursuant to the Agreement, the Investor Group has agreed that at the 2016 Annual Meeting, the 2017 Annual Meeting, and at each special meeting of shareholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such shareholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Exchange Act, as amended, the “Exchange Act”) to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below), each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board, and (iii) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Pursuant to the Agreement, “Opposition Matter” means any of the following transactions proposed by the Company for approval by its shareholders, but only to the extent that such transaction is required to be submitted by the Board to the Company’s shareholders for approval under the California Corporations Code, as amended, and/or applicable NASDAQ rules: (A) the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; (B) the sale or transfer of a majority of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control or other business combination; (D)

any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any changes in the Company’s capital structure (but excluding any proposal to increase the Company’s authorized capital stock, and also any proposal regarding adoption or amendment of equity plans, all of which shall not be deemed an Opposition Matter for purposes of this Agreement); (G) any transactions that would result in a change in control of the Company; or (H) any debt or equity financings.

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 18, 2016, the Board voted to increase the size of the Board from seven (7) to nine (9) members, effective immediately, until the conclusion of the 2016 Annual Meeting. The Board also voted to appoint Messrs. Cates and Silvers as directors of the Company effective March 18, 2016, to fill the Board’s newly-created positions. In addition, Mr. Cates was appointed to the Audit Committee, the Corporate Governance and Nominating Committee and the Strategy Committee and Mr. Silvers was appointed to the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee.

The Board has determined that Messrs. Cates and Silvers qualify as “independent directors” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Messrs. Cates and Silvers will receive compensation for their services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with their appointments as directors, Messrs. Cates and Silvers will enter into the Company’s standard form of indemnification agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events

A copy of the press release issued by the Company on March 18, 2016 announcing the appointment of Messrs. Cates and Silvers to the Board and the execution of the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement dated March 18, 2016, among PICO Holdings, Inc. and Central Square Management LLC, Central Square Capital LP, Central Square Capital Master LP, Central Square GP LLC, Central Square GP II LLC, and Kelly Cardwell

99.1	PICO Holdings, Inc. Press Release issued on March 18, 2016

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from PICO shareholders in connection with the matters to be considered at a proposed special meeting of PICO’s shareholders. PICO intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from PICO shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, can be found in PICO’s Definitive Consent Revocation Statement on Schedule 14A filed with the SEC on February 25, 2016, and will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed special meeting.

Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by PICO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2016

PICO HOLDINGS, INC.

By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement dated March 18, 2016, among PICO Holdings, Inc. and Central Square Management LLC, Central Square Capital LP, Central Square Capital Master LP, Central Square GP LLC, Central Square GP II LLC, and Kelly Cardwell

99.1	PICO Holdings, Inc. Press Release issued on March 18, 2016